Exhibit 99.1

Transgenomic Announces Uplisting to the NASDAQ Capital Market

OMAHA, Neb. (May 6, 2014) -- Transgenomic, Inc. (OTCBB: TBIO), a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic tests and clinical and research services, today announced that its shares of common stock have been approved for uplisting to the NASDAQ Capital Market. Effective Friday, May 9, 2014, the stock will trade on NASDAQ under the symbol TBIO.

“Uplisting to Nasdaq represents a key milestone for Transgenomic as we continue our transition into a leading player in the rapidly growing field of personalized medicine,” said Paul Kinnon, President and Chief Executive Officer of Transgenomic. “Uplisting to a national exchange was an important goal for the company. We believe that trading on the NASDAQ market will expand our visibility and provide us access to a broader investor base, helping us translate our strategic growth initiatives and renewed focus on implementation into increased shareholder value going forward.”

Transgenomic develops and commercializes diagnostic assays and testing kits with the goal of improving medical diagnoses and patient outcomes.

Transgenomic’s common shares will continue to trade on the OTC Bulletin Board under its existing ticker symbol "TBIO" until the market closes on Thursday, May 8, 2014.

About Transgenomic

Transgenomic, Inc. is a global biotechnology company advancing personalized medicine in cardiology, oncology, and inherited diseases through advanced diagnostic technologies, such as its revolutionary ICE COLD-PCRTM and its unique genetic tests through our Patient Testing business. The company also provides specialized clinical and research services to biopharmaceutical companies developing targeted therapies, and sells equipment, reagents and other consumables for applications in molecular testing and cytogenetics. Transgenomic’s diagnostic technologies are designed to improve medical diagnoses and patient outcomes.

Forward-Looking Statements

Certain statements in this press release constitute “forward-looking statements” of Transgenomic within the meaning of the Private Securities Litigation Reform Act of 1995, which involve known and unknown risks, uncertainties and other factors that may cause actual results to be materially different from any future results, performance or achievements expressed or implied by such statements. Forward-looking statements include, but are not limited to, those with respect to management's current views and estimates of future economic circumstances, industry conditions, company performance and financial results, including the ability of the Company to grow its involvement in the diagnostic products and services markets. The known risks, uncertainties and other factors affecting these forward-looking statements are described from time to time in Transgenomic's filings with the Securities and Exchange Commission. Any change in such factors, risks and uncertainties may cause the actual results, events and performance to differ materially from those referred to in such statements. Accordingly, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 with respect to all statements contained in this press release. All information in this press release is as of the date of the release and Transgenomic does not undertake any duty to update this information, including any forward-looking statements, unless required by law.

Contact:

Investor Contact:
Argot Partners
David Pitts, 212-600-1902

david@argotpartners.com

Media Contact:

BLL Partners LLC

Barbara Lindheim, 212-584-2276

blindheim@bllbiopartners.com

Company Contact:

Transgenomic, Inc.
Donna Christian, 402-452-5416

investorrelations@transgenomic.com